BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E2235872019-8
Barbara K. Cegavske	Filing Number 20190223586
Secretary of State State Of Nevada	Filed On 10/15/2019 08:44:04 AM
	Number of Pages 3

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ____________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	YCQH Agricultural Technology Co. Ltd
2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) VCORP SERVICES, LLC Name of Registered Agent **OR** Title of Office or Position with Entity 701 S. CARSON STREET, SUITE 200 — Street Address; Carson City — City; Nevada; 89701 — Zip Code Mailing Address (If different from street address); City; Nevada; Zip Code
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Vcorp Services, LLC — 10/15/2019 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — **Date**
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☑ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) WANG MIN Name Bldg B, Fl 20, 89 Cuihua Rd, Chengdu — Address; Hi-Tech Zone — City; Sichuan — State Zip Code
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 800000000.0 Par value: $ 0.0001 Number of preferred shares with Par value: 200000000.0 Par value: $ 0.0001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: WANG MIN Country: China Address: Bldg B, Fl 20, 89 Cuihua Rd City: Hi-Tech Zone State: Zip/Postal Code: X WANG MIN (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E2235872019-8
	Filing Number 20190223586
Secretary of State State Of Nevada	Filed On 10/15/2019 08:44:04 AM
	Number of Pages 3

ATTACHMENT TO ARTICLES OF INCO

FOR

YCQH Agricultural Technology Co. Ltd

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:	Vcorp Services, LLC
Address of Commercial Registered Agent:	701 S. Carson Street, Suite 200, Carson City, NV 89701
Address of Registered Office:	701 S. Carson Street, Suite 200, Carson City, NV 89701
Mailing Address of Registered Office:	701 S. Carson Street, Suite 200, Carson City, NV 89701

Article eight. Authorized Shares:

The aggregate number of shares which the Corporation shall have authority to issue is one billion (1,000,000,000) shares, consisting of two classes to be designated, respectively, "Common Shares" and "Preferred Shares", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Shares that the Corporation shall have authority to issue is eight hundred million (800,000,000) shares. The total number of shares of Preferred Shares that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred Shares may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Shares shall hereinafter be prescribed by resolution of the Board of Directors.